Exhibit (a)(1)(C)

INSTRUCTIONS FOR ELECTION TO PARTICIPATE

Your right to participate in the Offer to Amend and Exercise (the “Exercise Offer”) of CytoDyn Inc. (the “Company”) will automatically expire if you do not properly elect to participate on or before the Expiration Date of June 12, 2019, as may be extended by the Company in its sole discretion. By execution of this Election to Participate and Exercise Warrant, you waive any right to receive any notice of the acceptance of the Amended Warrants, except as provided in the Exercise Offer. To effect your acceptance of the Exercise Offer you must:

(1)	Complete, sign and return the Election to Participate (attached hereto).

(2)	Complete, sign and return the Acknowledgements and Representations and Warranties (attached hereto).

(3)	Complete, sign and return the Accredited Investor Questionnaire (attached hereto).

If the shares issuable upon exercise of your Amended Warrant, including the Additional Shares, will be issued in the name of someone other than the record holder of the Original Warrants, the Accredited Investor Questionnaire must also be completed by that recipient.

(4)	Return your Original Warrants for each Original Warrant to be exercised.

If you are unable to locate your Original Warrant, request an Affidavit of Lost Warrant from the Company, at the address indicated below. Requests via email will receive same day response. Upon receipt, complete, sign and return the Affidavit of Lost Warrant to the Company, in place of your Original Warrant.

(5)

Pay the aggregate exercise price applicable to your Amended Warrant (the lower of (x) the existing exercise price of your Original Warrant and (y) $0.40, multiplied by the number of shares to be exercised) by check or by wire transfer pursuant to the wire transfer instructions set forth below.

(6)

The Election to Participate, Acknowledgements and Representations and Warranties, Accredited Investor Questionnaire and Original Warrants (or Affidavit of Lost Warrant), along with the aggregate exercise price, must be received by the Company at the address below on or before the Expiration Date of 5:00 pm (Eastern time) on June 12, 2019, as may be extended by the Company in its sole discretion.

ADDRESS:	CytoDyn Inc. 1111 Main Street, Suite 660 Vancouver, WA 98660 Email: tender@cytodyn.com Phone: (360) 980-8524

WIRE TRANSFER INSTRUCTIONS	Bank Name: Bank Address: ABA Number: A/C Name: A/C Number: FBO:	JPMorgan Chase Bank, N.A. Business Banking, OR1-2013 4155 Mercantile Drive Lake Oswego, Oregon 97035 267084131 CytoDyn Inc. ***

Delivery to an address other than as set forth above will not constitute a valid delivery.

ELECTION TO PARTICIPATE PURSUANT TO

OFFER TO AMEND AND EXERCISE WARRANTS TO PURCHASE COMMON STOCK OF

CYTODYN INC.

DATED MAY 14, 2019

To:	CytoDyn Inc. 1111 Main Street, Suite 660 Vancouver, WA 98660 Email: tender@cytodyn.com Phone: (360) 980-8524

You are receiving this election form pursuant to the Offer to Amend and Exercise (the “Exercise Offer”) Warrants to Purchase Common Stock of CytoDyn Inc. (the “Company”) dated May 14, 2019, as may be amended or supplemented from time to time (the “Offer to Amend and Exercise”). Capitalized terms not otherwise defined in this Election to Participate shall have the meanings ascribed to them in the Exercise Offer.

You are listed in the books and records of the Company as being the record holder of Original Warrants (as defined in the Exercise Offer) indicated in Table 1 below.

TABLE 1:

ORIGINAL WARRANTS

Original Warrant
Holder	Warrant Number	Underlying Shares	Issuance Date	Expiration Date	Exercise Price
[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]
[●]	[●]	[●]	[●]	[●]	[●]

If you elect to participate in the Exercise Offer, please check the following box and indicate below (1) the number of shares for which you elect to amend and exercise each Original Warrant in column [(A)], (2) the aggregate exercise price in column [(A) x (B)] and (3) the totals for each in the bottom row:

☐

Pursuant to the terms and subject to the conditions of the Exercise Offer, I hereby agree and elect to amend and exercise Original Warrants at the reduced amendment price of the lower of (x) the existing exercise price of my Original Warrant and (y) $0.40, as indicated in Table 2 below. By doing so I agree to purchase (i) the number of shares of CytoDyn Inc. common stock issuable upon exercise of such warrants for the aggregate cash purchase price, in each case as indicated in the “Totals” line item in the below table, and (ii) Additional Shares equal to an additional 50% of the shares of common stock issuable upon exercise of such warrants for no additional consideration.

TABLE 2:

AMENDED WARRANTS

[TO BE COMPLETED BY WARRANT HOLDER]

	(A)	(B)			(A) x (B)
Warrant Number	Shares Exercised	Exercise Price			Aggregate Exercise Price
[●]		$	[	●]	$

[●]		$	[	●]	$

[●]		$	[	●]	$

Totals: (*)

*

As a further inducement to holders to participate in the Offer, in addition to the total shares listed in Column (A) above, participating holders will also receive Additional Shares equal to 50% of the shares listed in Column (A) above for no additional consideration

STOCK CERTIFICATES

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name, address and social security or federal employer identification number (if applicable)) *

*

If the certificate for such shares will be issued in the name of someone other than the record holder of the Original Warrants indicated in Table 1 above, please return the Accredited Investor Questionnaire for the recipient named above.

If any Amended Warrant is partially exercised and not issued for all of the holder’s Original Warrants, a new Original Warrant evidencing the rights of the remaining unexercised shares will be issued to the existing holder, The undersigned requests that a new Original Warrant evidencing the rights of the remaining unexercised shares be delivered to:

(Please print name, address and social security or federal employer identification number (if applicable)) *

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If you execute the election above to amend and exercise your Original Warrants and return this signature page, your Original Warrants will be deemed amended and exercised in accordance with the terms and conditions of the applicable Amended Warrant.

You must complete and sign the following exactly as your name appears on your Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)
(Print name)
(Title, if applicable)
Address:
Telephone:
Fax:
Tax ID/SSN:

[Election to Participate]

ACKNOWLEDGMENTS AND

REPRESENTATIONS AND WARRANTIES

I understand and acknowledge that:

(1)

I have received a copy of the memorandum entitled “Offer to Amend and Exercise Warrants to Purchase Common Stock” dated May 14, 2019 (the “Exercise Offer”), the Election to Participate (including the instructions and other forms attached thereto) and the Notice of Withdrawal (the “Exchange Offer Materials”) from the Company. I have read, and I understand and agree to be bound by, all of the terms and conditions of the Exercise Offer as described in the Exchange Offer Materials.

(2)	To accept the Exercise Offer I must comply with the “Instructions for Exercise of Eligible Warrants” (attached hereto).

(3)

To the extent that I elect to participate, I hereby agree and acknowledge that my Original Warrants described in Table 2 above shall be deemed automatically amended, as applicable, without any further action or signature required by me or the Company (as so amended, the “Amended Warrants”):

(i)	to reduce the exercise price to the lower of the existing exercise price of the Original Warrants and $0.40 per share of common stock in cash;

(ii)

to shorten the exercise period so that such Original Warrants expire concurrently with the expiration of the Exercise Offer at 5:00 p.m. (Eastern Time) on June 12, 2019, as the Company may extend in its sole discretion; and

(ii)

to include a lock-up provision that provides that neither the holder nor any affiliate of the holder which (x) had or has knowledge of the transactions contemplated by this Exercise Offer, (y) has or shares discretion relating to such holder’s investments or trading or information concerning such holder’s investments or (z) is subject to such holder’s review or input concerning such affiliate’s investments or trading will sell dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) any of the shares of common stock issuable upon exercise of the Amended Warrants without the prior written consent of the Company for a period of one hundred and eighty (180) days after expiration of the Exercise Offer on June 12, 2019.

(4)

I understand that, as a further inducement to participate in the Exercise Offer, the Company will issue to me for no additional consideration shares of common stock equal to an additional 50% of the number of shares issuable upon exercise of the Amended Warrants (the “Additional Shares”). As a result, upon exercise of the Amended Warrants, I will receive an aggregate of 150% of the number of shares of common stock originally issuable upon exercise of the Original Warrants.

(5)	To the extent that I elect to participate, I understand that I am automatically and contemporaneously exercising the Amended Warrants referred to in (3) above.

(6)	To the extent that I elect not to participate, my Original Warrants will not be amended, will remain unmodified and will expire in accordance with their original terms indicated in Table 1 above.

(7)

If I choose to execute and deliver this Election to Participate along with the aggregate exercise price applicable with respect to my Amended Warrants to the Company, the Company will place the aggregate exercise price funds into a separate non-interest bearing account until the Expiration Date of the Exercise Offer.

(8)

If I have decided to amend and exercise less than my total number of Original Warrants, the Company will send me a new Original Warrant for the amount of Original Warrants I excluded from this Election to Participate.

(9)

By amending and exercising the Original Warrants pursuant to the procedure described in the Exercise Offer and in the instructions to this Election to Participate, I accept the terms and conditions of the Exercise Offer.

(10)	The Company has advised me to consult with my own legal, tax and accounting advisors as to the consequences of participating or not participating in the Exercise Offer.

(11)

I, and any new holder to which I have requested delivery of stock certificates or Original Warrants, have accurately completed and executed the Accredited Investor Questionnaire. The Exercise Offer is not being offered to holders in any jurisdiction in which the offering or acceptance of participation in the Exercise Offer would not be in compliance with the laws of such jurisdiction. In addition, the Company will not accept any Election to Participate from or on behalf of, any Original Warrant holders if the Company determines that a valid securities exemption is not available for the Exercise Offer under the Securities Act of 1933, as amended (the “Securities Act”) or the applicable securities laws of any other state or jurisdiction.

(12)

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Exercise Offer, this amendment is irrevocable.

(13)

I am aware that a Managing Partner in the Soliciting Agent’s New York, New York office, Robert J. Setteducati, entered into a final settlement with the Massachusetts Securities Division in 2001 pursuant to which he agreed, among other things, never to seek to register with the Massachusetts Securities Division in any capacity. The settlement resolved allegations that Mr. Setteducati failed to adequately supervise employees at a prior broker-dealer.

(14)

Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the amendment and exercise of the Original Warrants pursuant to the Exercise Offer.

I hereby represent and warrant that:

(1)

I have the full power and authority to execute, deliver and perform any obligations hereunder and that, when and to the extent the Original Warrants are accepted for amendment and exercise by the Company, the Original Warrants will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and the Original Warrants will not be subject to any adverse claims.

(2)

I (either alone or with my purchaser representative) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investment in the Amended Warrants and the shares of common stock issuable upon the exercise of the Amended Warrants, including the Additional Shares.

(3)

I (either alone or with my purchaser representative) have had the opportunity to review the current business prospects, financial condition and operating history of the Company as set forth or incorporated by reference in the Exercise Offer.

(4)

I (either alone or with my purchaser representative) have had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Exercise Offer and I have received all the information I consider necessary or appropriate for deciding whether to accept the Exercise Offer.

(5)

Any securities I may acquire will be for my own account for investment and not with any view to the distribution thereof, and I will not sell, assign, transfer or otherwise dispose of any of the securities, or any interest therein, in violation of the Securities Act, any applicable state securities law or the lock-up provisions of the Amended Warrants.

(6)

I understand that (i) any securities I may acquire may not be registered under the Securities Act or any applicable state securities law, and consequently may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration and (ii) the certificates representing the Securities will bear appropriate legends restricting the transferability thereof.

(7)

I understand that the Company will rely upon the completeness and accuracy of these representations and warranties and my responses to the questions in the enclosed Accredited Investor Questionnaire in establishing that the contemplated transactions are exempt from the Securities Act and hereby affirm that all such responses are accurate and complete. I will notify the Company immediately of any changes in any of such information occurring prior to the acceptance of my subscription.

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You must complete and sign the following exactly as your name appears on your Original Warrants. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signatory’s full title and include with this Election to Participate proper evidence of the authority of such person to act in such capacity.

Date:	By:
(Signature)
(Print name)
(Title, if applicable)
Address:
Telephone:
Fax:
Tax ID/SSN:

[Acknowledgements and Representations and Warranties]

ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned understands that the purpose of this Questionnaire is to permit CytoDyn Inc. (“CytoDyn”) to determine whether the undersigned is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Act”). The undersigned represents to CytoDyn that (i) the information contained herein is complete and accurate and may be relied upon by CytoDyn, and (ii) the undersigned will notify CytoDyn immediately of any change in any of such information.

All information furnished is for the sole use of CytoDyn and its counsel and will be held in confidence by CytoDyn and its counsel, except that this Questionnaire may be furnished to such parties as CytoDyn deems desirable to establish compliance with federal or state securities laws.

A. For Individuals:

The undersigned individual is an “Accredited Investor” for one or more of the following reasons (check all that apply):

☐

The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. For purposes of the foregoing, “net worth” shall be deemed to include all of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities, but excluding the value of your primary residence) minus any liabilities (including such items as loans and other debts and liabilities, but excluding any mortgage on your primary residence to the extent that it does not exceed the fair market value of such residence).

☐

The undersigned is an individual (not a partnership, corporation, etc.) who had (i) an individual income in excess of $200,000 or (ii) joint income together with their spouse in excess of $300,000, in each of the two most recent years and reasonably expect to reach the same income level in the current year. For purposes of the foregoing, “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income”. For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes of this question. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

☐

The undersigned is a director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐

The undersigned individual is not an “Accredited Investor” because none of the above apply. The undersigned acknowledges that in the event he or she chooses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Exercise Offer. The undersigned must notify the Company if he or she chooses to engage a purchaser representative.

B. For Entities:

☐	The undersigned is an “Accredited Investor” because the undersigned falls within at least one of the following categories (Check all appropriate lines):

☐

(i) a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;

☐	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐	(iii) an insurance company as defined in Section 2(a)(13) of the Act;

☐

(iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Act;

☐	(v) a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958, as amended;

☐

(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

☐

(vii) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (the “Employee Act”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of the Employee Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000 or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors.

☐	(viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 as amended;

☐

(ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐

(x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐	(xi) an entity in which all of the equity investors are persons or entities described above.

☐

The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Questionnaire. (Describe the entity below.)

☐

The undersigned entity is not an “Accredited Investor” because none of the above applies. The undersigned acknowledges that in the event the undersigned chooses to engage a purchaser representative, the undersigned will be required to complete a “Purchaser Representative Questionnaire,” in the form to be provided by the Company, to participate in the Exercise Offer. The undersigned must notify the Company if such entity chooses to engage a purchaser representative.

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The foregoing representations are true and accurate as of the date hereof.

Date:	By:
(Signature)
(Print name)

(Title, if applicable)
Address:
Telephone:
Fax:
Tax ID/SSN:

[Accredited Investor Questionnaire]